UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2011

HORIZON LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32627	74-3123672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4064 Colony Road, Suite 200

Charlotte, North Carolina 28211

(Address of Principal Executive Offices, including Zip Code)

(704) 973-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 29, 2011, Horizon Lines, Inc. (the “Company”) and certain of its subsidiaries entered into a First Amendment to the Restructuring Support Agreement (the “Amendment”) with the requisite consent of certain holders (the “Exchanging Holders”) of its existing 4.25% convertible senior notes due 2012 (the “2012 Convertible Notes”). The Amendment modifies the previously announced Restructuring Support Agreement, dated August 26, 2011, between the Exchanging Holders and the Company.

The Amendment was entered into to extend, from September 30, 2011 to October 7, 2011, (i) the deadline by which the Company is to receive subscription commitments from the Exchanging Holders and (ii) the Exchanging Holders’ and the Company’s continued support for the recapitalization plan. In addition, the Amendment addresses certain understandings regarding post-closing corporate governance-related items, including that the Company use reasonable best efforts to cause the director nominees designated by the Exchanging Holders to comprise a majority of the Company’s board of directors by the earlier of the next scheduled meeting of the Board of Directors on October 27, 2011, or the special meeting of stockholders contemplated by the recapitalization plan shortly after completion of the exchange offer and consent solicitation.

The foregoing summary of the Amendment does not purport to be complete and is subject to and qualified in its entirety by the full text of the form of Amendment, which is attached as Exhibit 10.1 to this Form 8-K and is incorporated into this Item 1.01 by reference.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Company is party to a credit agreement, dated as of August 8, 2007, as amended in June 2009, March 2011, June 2011 and September 2011 (the “senior credit facility”), that provides for (i) a revolving credit facility of $225.0 million and (ii) a $5.0 million swingline subfacility and a $20.0 million letter of credit subfacility. The senior credit facility is secured by substantially all of the Company’s owned assets, under which the Company has approximately $270 million in borrowings outstanding and $19 million in letters of credit outstanding. The senior credit facility requires compliance with certain covenants, including quarterly compliance with financial covenants. The Company was not in compliance with the maximum senior secured leverage ratio and the minimum interest coverage ratio under its senior credit facility at the close of its third fiscal quarter ended September 25, 2011. Noncompliance with these financial covenants constitutes an event of default, which, if not waived, would prevent the Company from borrowing under its senior credit facility. Financial covenant non-compliance could also result in acceleration of the maturity of the senior credit facility if lenders holding a sufficient portion of the loans and other obligations were to elect to do so. The indenture governing the 2012 Convertible Notes contains a cross-default provision whereby if the maturity of the senior credit facility were to be accelerated, maturity of the 2012 Convertible Notes could also be accelerated by the holders of the 2012 Convertible Notes.

We have indicated to the administrative agent under the senior credit facility that we will confirm the occurrence of an event of default once the financial statements for the Company’s third fiscal quarter ended September 25, 2011 are available. The financial covenant default under the senior credit facility does not prevent the Company from borrowing remaining amounts available under the $25 million second lien credit facility entered into on September 13, 2011, with certain of the holders of the 2012 Convertible Notes.

To date, none of the indebtedness under the senior credit facility has been accelerated, and the Company expects to be able to close the refinancing on or before October 6, 2011, so long as the lenders do not elect to accelerate, although the Company can provide no assurance that the lenders will not elect to accelerate or that the closing conditions to the Company’s refinancing will be satisfied. The Company is currently in discussions with the administrative agent under the senior credit facility regarding the possibility of obtaining a waiver or forbearance of the aforementioned financial covenant event of default.

Item 8.01. Other Events.

On September 29, 2011, the Company issued a press release announcing that it had filed an amendment to its previously filed Registration Statement on Form S-4 and Schedule TO. The exchange offer documents were revised to (i) extend the exchange offer and consent solicitation until 5:00 p.m., New York City time, on October 3, 2011, (ii) incorporate the information disclosed in this Current Report on Form 8-K and (iii) make other updating and conforming changes.

The Company intends to complete the exchange offer and consent solicitation of the 2012 Convertible Notes on or before October 6, 2011, at which time it expects to close the entire refinancing.

A copy of the press release relating to clarifications to the exchange offer documents is attached as Exhibit 99.1 to this Form 8-K and is incorporated into this Item 8.01 by reference.

Important Information About the Exchange Offer

The press release attached to this Form 8-K and the contents of this Form 8-K are for informational purposes only and are not an offer to buy or the solicitation of an offer to sell any security. An exchange offer will only be made by means of a prospectus, a letter of transmittal and other offer documents, as described below.

In connection with the exchange offer by Horizon Lines, Inc., the Company previously filed a Registration Statement on Form S-4 (which contains a preliminary prospectus), amendments to the Registration Statement, an exchange offer statement on Schedule TO, as amended, and other related documents and materials with the SEC. Investors and security holders are strongly urged to carefully review the Registration Statement, amendments to the Registration Statement, the preliminary prospectus, the exchange offer statement, the amendments to the exchange offer statement and the other related documents and materials filed with the SEC, including the final prospectus described below, when available, as well as any amendments and supplements thereto because they will contain important information about the Company, the exchange offer and related transactions and are the sole means by which any offer to exchange or sell, or any solicitation of any such offers, will be made.

The Registration Statement contains a preliminary prospectus and related transmittal materials that have been delivered to holders of the 4.25% convertible senior notes. Investors and security holders may obtain a free copy of the Registration Statement, amendments to the Registration Statement, preliminary prospectus and transmittal materials, as well as other documents filed by the Company with the SEC, at the SEC’s website, www.sec.gov. Prior to the completion of the exchange offer, the Registration Statement must become effective under the securities laws, and after effectiveness, the Company will file with the SEC the final prospectus. Investors and security holders are strongly urged to carefully review the final prospectus when it is available. Copies of the exchange offer documents and other filed documents will be available for free at the Company’s website, www.horizonlines.com, or by making a request to Horizon Lines, Inc., 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211, (704) 973-7107, Attention: Jim Storey, Director, Investor Relations & Corporate Communications.

Forward Looking Statements

The information contained in the press release attached to this Form 8-K and the contents of this Form 8-K should be read in conjunction with our filings made with the Securities and Exchange Commission. This Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “will,” “intend,” “expect,” “would,” “could,” “must,” “may,” and similar expressions or phrases identify forward-looking statements.

Factors that may cause expected results or anticipated events or circumstances discussed in the press release to not occur or to differ from expected results include: the ability of the parties to agree on the final terms of the refinancing; our ability to close on the refinancing; our ability to satisfy other conditions of the refinancing, including satisfaction of any remaining diligence requests; the ability of the investors to fund the refinancing; general conditions in the capital markets; general economic conditions; our ability to maintain adequate liquidity to operate our business; volatility in fuel prices and in freight rates; decreases in shipping volumes; our ability to remain Jones Act compliant because of changes in ownership; or our ability to continue as a going concern.

All forward-looking statements involve risk and uncertainties. In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in the press release might not occur. The forward-looking statements included in the press release attached to this Form 8-K and the contents of this Form 8-K are made only as of the date they are made and we undertake no obligation to update any such statements, except as otherwise required by applicable law. See the section entitled “Risk Factors” in our Form 10-K filed with the SEC on March 28, 2011 for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Those factors and the other risk factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Form of First Amendment to the Restructuring Support Agreement, dated September 29, 2011.

99.1	Press Release of Horizon Lines, Inc. dated September 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC.

Date: September 29, 2011	By:	/s/ Michael T. Avara
		Name:	Michael T. Avara
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Form of First Amendment to the Restructuring Support Agreement, dated September 29, 2011.

99.1	Press Release of Horizon Lines, Inc. dated September 29, 2011.

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